SUB-ADVISORY AGREEMENT

TOUCHSTONE AGGRESSIVE ETF FUND
TOUCHSTONE CONSERVATIVE ETF FUND
TOUCHSTONE ENHANCED ETF FUND
TOUCHSTONE MODERATE ETF FUND
Each a series of
TOUCHSTONE VARIABLE SERIES TRUST


  This SUB-ADVISORY AGREEMENT (the "Agreement") is made as of March 1, 2013, between TOUCHSTONE ADVISORS,
INC., an Ohio corporation (the "Advisor"), and TODD
ASSET MANAGEMENT LLC, a Kentucky limited liability corporation (the "Sub-Advisor").

  WHEREAS, the Advisor is an investment advisor registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and has been retained by Touchstone Variable Series Trust (the "Trust"), a
Massachusetts business trust organized pursuant to an Amended and Restated Declaration of Trust dated November
21, 2002, as amended, and registered as an open-end management investment company under the Investment
Company Act of 1940, as amended (the "1940 Act"), to provide investment advisory services with respect to certain assets of the Touchstone Aggressive ETF Fund, the Touchstone Conservative ETF Fund, the Touchstone
Enhanced ETF Fund, and the Touchstone Moderate ETF Fund
(each, a "Fund", and collectively, the "Funds"); and

  WHEREAS, the Sub-Advisor also is an investment advisor registered under the Advisers Act; and

  WHEREAS, the Advisor desires to retain the Sub-
Advisor to furnish it with portfolio management services in connection with the Advisor's investment advisory activities on behalf of the Funds, and the Sub-Advisor is willing to furnish such services to the Advisor and the Funds;

  NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

  1. Appointment of the Sub-Advisor. In accordance with and subject to the Investment Advisory Agreement between the Trust and the Advisor, attached hereto as Exhibit A (the "Advisory Agreement"), the Advisor hereby appoints the Sub-Advisor to manage the investment and reinvestment of that portion of the assets of each Fund allocated to it by the Advisor (the "Fund
Assets"), in conformity with each Fund's currently effective Registration Statement, prospectus, and
Statement of Additional Information, as amended (the
"Disclosure Documents"), and subject to the control and direction of the Advisor and the Trust's Board of Trustees (the "Board"), for the period and on the terms hereinafter set forth. The Sub-Advisor hereby accepts such appointment and agrees during such period to render the services and to perform the duties called for by this Agreement for the compensation herein provided.
The Sub-Advisor shall at all times maintain its registration as an investment advisor under the Advisers
Act and shall otherwise comply in all material respects with all applicable laws and regulations, both state and federal. The Sub-Advisor shall for all purposes herein be deemed an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust or any Fund.

  2. Duties of the Sub-Advisor. The Sub-Advisor will provide the following services and undertake the following duties:

   a. The Sub-Advisor will manage the investment and reinvestment of the Fund Assets, subject to and in accordance with the investment objectives, policies, and restrictions of the respective Funds and in conformity with the Funds' currently effective Disclosure Documents, and any directions which the Advisor or the Trust's Board may give with respect to a Fund. In furtherance of the foregoing, the Sub-Advisor will make all determinations with respect to the investment of the Fund Assets and the purchase and sale of portfolio securities and shall take such steps as may be necessary or advisable to implement the same. The Sub-Advisor also will determine the manner in which voting rights, rights to consent to corporate action, and any other rights pertaining to the portfolio securities will be exercised. The Sub-Advisor will render regular reports to the Trust's Board and to the Advisor (or such other advisor or advisors as the Advisor shall engage to assist it in the evaluation of the performance and activities of the Sub-Advisor).
Such reports shall be made in such form and manner and with respect to such matters regarding the Funds and the Sub-Advisor as the Trust or the Advisor shall request; provided, however, that in the absence of extraordinary circumstances, the individual primarily responsible for management of Fund Assets for the Sub-Advisor will not be required to attend in-person more than one meeting per year with the Trust's Board. The Sub-Advisor may utilize the services of a third-party to research and vote proxies on its behalf and on behalf of the Funds.
The Sub-Advisor shall not have custody of any of the assets of the Funds, is not authorized to provide the Funds with legal or tax advice, and is not authorized to engage the Funds in any legal proceedings, including responding to class action claims; provided, however, that the Sub-Advisor shall promptly forward any notices it receives relating to class action claims to the Funds' custodian or other duly designated Fund agent.
The Sub-Advisor shall assist the custodian or other duly designated Fund agent in evaluating such securities litigation claims, as reasonably requested in writing, but the Sub-Advisor will not be responsible for filing such claims. The Advisor acknowledges that the Funds' custodian or other duly designated Fund agent will be responsible for evaluating and making all decisions regarding securities litigation claims involving securities presently or formerly held by the Funds.

   b. In addition, the Sub-Advisor may, to the extent permitted by applicable law and regulations, aggregate purchase and sale orders of securities placed with respect to the Fund Assets with similar orders being made simultaneously for other accounts managed by the Sub-Advisor or its affiliates, if, in the Sub-Advisor's reasonable judgment, such aggregation shall result in an overall economic benefit to the Funds, taking into consideration the selling or purchase price, brokerage commissions, and other expenses. In the event that a purchase or sale of the Fund Assets occurs as part of any aggregate sale or purchase order, the objective of the Sub-Advisor and any of its affiliates involved in such transaction shall be to allocate the securities so purchased or sold, as well as expenses incurred in the transaction, among the Funds and other accounts in a fair and equitable manner. Whenever the Funds and one or more other investment advisory clients of the Sub-
Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by the Sub-
Advisor to be equitable to each. Moreover, it is possible that due to differing investment objectives or for other reasons, the Sub-Advisor and its affiliates may purchase securities of an issuer for one client and at approximately the same time recommend selling or sell the same or similar types of securities for another client, including the Funds.

   c. The Sub-Advisor will not arrange purchases or sales of securities between the Fund and other accounts advised by the Sub-Advisor or its affiliates unless (a) such purchases or sales are in accordance with applicable law and regulation
(including Rule 17a-7 under the 1940 Act) and the
Funds' policies and procedures, (b) the Sub-
Advisor determines the purchase or sale is in the best interests of the Funds, and (c) the Board has approved these types of transactions.

   d. The Sub-Advisor shall promptly notify the Advisor if the Sub-Advisor reasonably believes that the value of any security held by the Funds may not reflect fair value. The Sub-Advisor agrees to provide any pricing information of which the Sub-
Advisor is aware to the Advisor and/or any Fund pricing agent to assist in the determination of the fair value of any Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Funds' valuation procedures for the purpose of calculating each Fund's net asset value in accordance with procedures and methods established by the Board. The parties hereto recognize that the Sub-Advisor is not an official pricing source.

   e. Regulatory Compliance.

      (i) The Sub-Advisor agrees to comply with the applicable requirements of the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended
(the "1933 Act"), the Securities Exchange Act of
1934 (the "1934 Act"), the Commodity Exchange Act of
1936, and the respective rules and regulations thereunder, each as amended, as well as with all other applicable federal and state laws, rules, regulations, and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment advisor. In selecting each Fund's portfolio securities and performing the Sub-
Advisor's obligations hereunder, the Sub-Advisor shall cause the Funds to comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "IRS Code"), for qualification as a regulated investment company. The Sub-Advisor shall maintain compliance procedures that it reasonably believes are adequate to ensure the compliance with the foregoing. No supervisory activity undertaken by the Advisor shall limit the Sub-Advisor's full responsibility for any of the foregoing.
     (ii) The Sub-Advisor has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940
Act, which it will provide to the Advisor and the Funds. The Sub-Advisor shall ensure that its Access
Persons (as defined in the Sub-Advisor's Code of Ethics) comply in all material respects with the Sub-Advisor's Code of Ethics, as in effect. Upon request, the Sub-Advisor shall provide the Funds with (i) a copy of the Sub-Advisor's current Code of Ethics, as in effect, and (ii) a certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Advisor's Code of Ethics. No less frequently than annually, the Sub-Advisor shall furnish a written report, which complies with the requirements of Rule 17j-1 under the 1940 Act, concerning the Sub-Advisor's Code of Ethics to the Funds and the Advisor. The Sub-Advisor shall respond to requests for information from the Advisor as to violations of the Sub-Advisor's Code of Ethics by Access Persons and the sanctions imposed by the Sub-Advisor. The Sub-Advisor shall immediately notify the Advisor of any material violation of the Sub-Advisor's Code of Ethics, whether or not such violation relates to a security held by any Funds.

     (iii) The Sub-Advisor shall notify the
Trust's Chief Compliance Officer and Advisor immediately upon detection of (i) any material failure to manage any Fund in accordance with its investment objectives and policies or any applicable law; or (ii) any material breach of any of the Funds' or the Advisor's policies, guidelines, or procedures. In addition, the Sub-Advisor shall provide a quarterly report regarding each Fund's compliance with its investment objectives and policies and applicable law, including, but not limited to the 1940 Act, the IRS Code, and the Funds' and the Advisor's policies, guidelines, or procedures as applicable to the Sub-Advisor's obligations under this Agreement. The Sub-Advisor acknowledges and agrees that the Advisor may, in its discretion, provide such quarterly compliance certifications to the Board. The Sub-Advisor agrees to correct any such failure promptly and to take any action that the Board and/or the Advisor may reasonably request in connection with any such breach. The Sub-Advisor shall also provide the officers of the Trust with supporting certifications in connection with such certifications of each Fund's financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act of 2002, as amended. The Sub-Advisor will promptly notify the Trust in the event (i) the Sub-Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust (excluding class action suits in which a Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or the compliance by the Sub-Advisor with the federal or state securities laws in connection with the services provided to the Funds under this Agreement or (ii) the controlling stockholder of the Sub-
Advisor changes or an actual change in control resulting in an "assignment" (as defined in the 1940
Act) has occurred or is otherwise proposed to occur.

     (iv) The Sub-Advisor shall maintain separate books and detailed records of all matters pertaining to the Fund Assets advised by the Sub-Advisor as required by Rule 31a-1 under the 1940 Act (other than those records being maintained by the Advisor, custodian, or transfer agent appointed by the Funds) relating to its responsibilities provided hereunder with respect to the Funds, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the
"Fund Books and Records").  The Fund Books and
Records shall be available to the Advisor and the Board, which shall be delivered upon request to the Trust, at the Advisor's expense, upon the termination of this Agreement and shall be available for telecopying without delay during any day the Funds, are open for business. The Sub-Advisor may retain a copy of the Fund Books and Records for its own recordkeeping purposes.

     f. The Sub-Advisor shall provide support to the Advisor with respect to the marketing of the Funds, including but not limited to: (i) permission to use the Sub-Advisor's name as provided in Section
6 of this Agreement; (ii) permission to use the past performance and investment history of the Sub-
Advisor with respect to a composite of other funds managed by the Sub-Advisor that are comparable, in investment objective and composition, to the Funds,
(iii) access to the individual(s) responsible for day-to-day management of the Funds for marketing conferences, teleconferences and other activities involving the promotion of the Funds, subject to the reasonable request of the Advisor; and (iv) permission to use biographical and historical data of the Sub-Advisor and individual manager(s).

     g. The Sub-Advisor will, in the name of the Funds, place orders for the execution of all portfolio transactions in accordance with the policies with respect thereto set forth in the Funds' Disclosure Documents. When placing orders with brokers and dealers, the Sub-Advisor's primary objective shall be to obtain the most favorable price and execution available for the Funds, and in placing such orders the Sub-Advisor may consider a number of factors, including, without limitation, the overall direct net economic result to the Funds
(including commissions, which may not be the lowest available but ordinarily should not be higher than the generally prevailing competitive range), the financial strength and stability of the broker, the efficiency with which the transaction will be effected, the ability to effect the transaction at all where a large block is involved, and the availability of the broker or dealer to stand ready to execute possibly difficult transactions in the future. Consistent with the Conduct Rules of the Financial Industry Regulatory Authority, and subject to seeking most favorable price and execution and compliance with Rule 12b-1(h) under the 1940 Act, the Sub-Advisor may select brokers and dealers to execute portfolio transactions of the Funds that promote or sell shares of the Funds. The Sub-
Advisor is specifically authorized, to the extent authorized by law (including, without limitation, Section 28(e) of the 1934 Act), to pay a broker or dealer who provides research services to the Sub-
Advisor an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction, in recognition of such additional research services rendered by the broker or dealer, but only if the Sub-Advisor determines in good faith that the excess commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of the particular transaction or the Sub-Advisor's overall responsibilities with respect to discretionary accounts that it manages, and that each Fund derives or will derive a reasonable benefit from such research services. The Sub-Advisor will present a written report to the Board, at least quarterly, indicating total brokerage expenses, actual or imputed, as well as the services obtained in consideration for such expenses, broken down by broker-dealer and containing such information as the Board reasonably shall request.

     h. The Sub-Advisor shall maintain errors and omissions insurance coverage in an appropriate amount and shall provide prior written notice to the Trust (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any material claims will be made on its insurance policies related to the services provided to the Trust under this Agreement. Furthermore, the Sub-
Advisor shall, upon reasonable request, provide the Trust with any information it may reasonably require concerning the amount of or scope of such insurance.

     i. In the event of any reorganization or other change in the Sub-Advisor, its investment principals, supervisors, or members of its investment (or comparable) committee, the Sub-
Advisor shall give the Advisor and the Board written notice of such reorganization or change within a reasonable time (but not later than 30 days) after such reorganization or change.

     j. The Sub-Advisor will bear its expenses of providing services to the Funds pursuant to this Agreement except such expenses as are expressly undertaken by the Advisor or the Funds.

     3. Compensation of the Sub-Advisor.

     a. As compensation for the services to be rendered and duties undertaken hereunder by the Sub-
Advisor, the Advisor will pay to the Sub-Advisor a monthly fee equal on an annual basis to XXX% of the first $XXX of average daily net assets of each Fund, XXX% of the next $XXX of average daily net assets of each Fund, and XXX% of the average daily net assets of each Fund in excess of $XXX, subject to an annual minimum of $XXX for each Fund without regard to any total expense limitation of the Trust or the Advisor. Such fee shall be computed and accrued daily. If the Sub-Advisor serves in such capacity for less than the whole of any period specified in
Section 12a of this Agreement, the compensation to the Sub-Advisor shall be prorated. For purposes of calculating the Sub-Advisor's fee, the daily value of the Fund Assets shall be computed by the same method as the Trust uses to compute the net asset value of the Funds for purposes of purchases and redemptions of shares thereof.

     b. The Sub-Advisor reserves the right to waive all or a part of its fees hereunder.

     4. Activities of the Sub-Advisor. The Sub-Advisor will report to the Board (at regular quarterly meetings and at such other times as such Board reasonably shall request, subject to the limitation on personal attendance at such meetings set forth in Section 2a of this Agreement) (i) the financial condition and financial prospects of the Sub-Advisor; (ii) the nature and amount of transactions that may be reasonably expected to affect the Funds that involve the Sub-
Advisor and its affiliates; (iii) information regarding any potential conflicts of interest arising by reason of its continuing provision of advisory services to the Funds and to its other accounts; and (iv) such other information as the Board shall reasonably request regarding the Funds, including but not limited to the Funds' performance of the specific strategy used to manage the Fund Assets, and the capacity of the Sub-
Advisor as it relates to the continuing ability of the Sub-Advisor to accept additional cash flow from the Advisor into the Fund. Upon request, the Sub-Advisor agrees to discuss with the Board its plans for the allocation of remaining capacity in the strategy used to manage the Funds, with respect to the Funds and to the Sub-Advisor's other clients.

     The Sub-Advisor will also provide the Advisor, at least annually and at such other times as the Advisor reasonably shall request, with the Sub-Advisor's financial statements. For purposes of this paragraph, "financial statements" shall include the Sub-Advisor's balance sheet, income statement, and notes to the financial statements.

     5. Representations of the Advisor and the Trust.
The Advisor represents that: (a) the Advisor has been duly appointed by the Board to provide investment services to the Fund Assets as contemplated in this Agreement; (b) the Advisor has all necessary power and authority to execute, deliver, and perform this Agreement on behalf of the Trust, and such execution, delivery, and performance will not violate any applicable law, regulation, organizational document, policy, or agreement binding on the Trust or its property; (c) the Trust has the full power and authority to enter into all transactions contemplated under this Agreement, to perform its obligations under such transactions and to authorize the Advisor to procure the Sub-Advisor to enter into such transactions on the Trust's and Fund's behalf; (d) the Advisor's decision to appoint the Sub-Advisor was made in a manner consistent with its fiduciary duties under applicable law and the governing documents, contracts, or other material agreements or instruments governing each Fund's investment or trading activities; (e) the Advisor will deliver to the Sub-Advisor a true and complete copy of the Funds' Disclosure Documents, such other documents or instruments governing the investments of Fund Assets, and such other information as is necessary for the Sub-
Advisor to carry out its obligations under this Agreement; (f) the Trust is a "United States person" within the meaning of Section 7701(a)(30) of the IRS
Code.

     6. Use of Names. Neither the Advisor nor the Trust shall use the name of the Sub-Advisor in any prospectus, sales literature, or other material relating to the Advisor or the Trust in any manner not approved in advance by the Sub-Advisor; provided, however, that the Sub-Advisor will approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the Securities and Exchange Commission (the "SEC") or a state securities commission; and provided further, that in no event shall such approval be unreasonably withheld. The Sub-Advisor shall not use the name of the Advisor or the Trust in any material relating to the Sub-Advisor in any manner not approved in advance by the Advisor or the Trust, as the case may be; provided, however, that the Advisor and the Trust will each approve all uses of their respective names which merely refer in accurate terms to the appointment of the Sub-Advisor hereunder or which are required by the SEC or a state securities commission;
and, provided further, that in no event shall such approval be unreasonably withheld.

     7. Liability of the Sub-Advisor. The Sub-Advisor shall indemnify and hold harmless the Trust and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act)
(collectively, the "Sub-Advisor Indemnities") against any and all direct losses, claims, damages, or liabilities (including reasonable legal and other expenses) (collectively, "Losses") incurred by reason of or arising out of: (a) the Sub-Advisor being in material violation of any applicable federal or state law, rule, or regulation or any investment policy or restriction set forth in the Funds' Disclosure Documents or any written guidelines or instruction provided in writing by the Board, or (b) the Sub-Advisor's willful misfeasance, bad faith, or gross negligence generally in the performance of its duties hereunder; or its reckless disregard of its obligations and duties under this Agreement.

     8. Liability of the Advisor. The Advisor shall indemnify and hold harmless the Sub-Advisor and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act)
(collectively, the "Advisor Indemnities") against any and all direct Losses incurred by reason of or arising out of: (a) the Advisor being in material violation of any applicable federal or state law, rule, or regulation, or (b) the Advisor's willful misfeasance, bad faith, or gross negligence generally in the performance of its duties hereunder; or its reckless disregard of its obligations and duties under this Agreement.

     9. Limitation of Trust's Liability.  The Sub-
Advisor acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust. The Sub-Advisor agrees that (i) the Trust's obligations to the Sub-
Advisor under this Agreement (or indirectly under the Advisory Agreement) shall be limited in any event to the Fund Assets and (ii) the Sub-Advisor shall not seek satisfaction of any such obligation from the shareholders of the Funds, other than the Advisor, nor from any Trustee, officer, employee, or agent of the Trust.

     10. Force Majeure. The Sub-Advisor shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Sub-Advisor shall take all reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

     11. Confidentiality. Each party expressly undertakes to protect and to preserve the confidentiality of all information and know-how made available under or in connection with this Agreement, or the parties' activities hereunder that is either designated as being confidential, or which, by the nature of the circumstances surrounding the disclosure, ought in good faith be treated as proprietary or confidential (the "Confidential Information"). Each party shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information but in any event using a reasonable standard of care, to keep confidential the Confidential Information. Neither party shall disclose
Confidential Information except: (a) to its employees, directors, officers, legal advisors, or auditors having a need to know such Confidential Information; (b) in accordance with a judicial or other governmental order or when such disclosure is required by law, provided that prior to such disclosure the receiving party shall provide the disclosing party with written notice and shall comply with any protective order or equivalent; or
(c) in accordance with a regulatory audit or inquiry, without prior notice to the disclosing party, provided that the receiving party shall obtain a confidentiality undertaking from the regulatory agency where possible.

  Neither party will make use of any Confidential
Information except as expressly authorized in this Agreement or as agreed to in writing between the parties. However, the receiving party shall have no obligation to maintain the confidentiality of information that: (a) it received rightfully from another party prior to its receipt from the disclosing party; (b) the disclosing party discloses generally without any obligation of confidentiality; (c) is or subsequently becomes publicly available without the receiving party's breach of any obligation owed the disclosing party; or (d) is independently developed by the receiving party without reliance upon or use of any Confidential Information. Each party's obligations under this clause shall survive for a period of three
(3) years following the expiration or termination of this Agreement.

  Notwithstanding anything herein to the contrary, each party to this Agreement may disclose any information with respect to the United States federal income tax treatment and tax structure (and any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction) of the transactions contemplated hereby.

     12.     Renewal, Termination, and Amendment.

     a. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, until March 1, 2015; and it shall continue thereafter provided that such continuance is specifically approved by the parties and, in addition, at least annually by (i) the vote of the holders of a majority of the outstanding voting securities (as herein defined) of each Fund or (ii) by vote of a majority of the Trust's Board including the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of either the Advisor or the Sub-Advisor, cast in person at a meeting called for the purpose of voting on such approval.

     b. This Agreement may be terminated at any time, without payment of any penalty, (i) by the Advisor upon not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Advisor; (ii) by the Sub-Advisor upon not less than sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the Advisor; or (iii) by the Trust, upon either (y) the majority vote of the Board or (z) the affirmative vote of a majority of the outstanding voting securities of any Fund. This Agreement shall terminate automatically in the event of its assignment.

     c. This Agreement may be amended at any time by the parties hereto, subject to approval by the Board and, if required by applicable SEC rules and regulations, a vote of the majority of the outstanding voting securities of any Fund affected by such change.

     d. The terms "assignment," "interested
persons" and "majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

     13. Severability. If any provision of this Agreement shall become or shall be found to be invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

     14. Notice. Any notices under this Agreement shall be in writing addressed and delivered personally (or by telecopy) or mailed postage-paid, to the other party at such address as such other party may designate in accordance with this paragraph for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Advisor for this purpose shall be 303 Broadway, Suite
1100, Cincinnati, OH 45202 and that the address of the Sub-Advisor shall be 101 South 5th Street, Suite 3160,
Louisville, KY 40202.

     15. Miscellaneous. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof.
This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     16. Entire Agreement. This Agreement, including any attached Schedules, constitutes the sole and entire agreement of the parties hereto with respect to the subject matter expressly set forth herein.

     17. Customer Notification.  By executing this
Agreement, the Advisor acknowledges that as required by the Advisers Act the Sub-Advisor has supplied to the Advisor and the Trust copies of the Sub-Advisor's Form
ADV with all exhibits and attachments thereto (including the Sub-Advisor's statement of financial condition) and will hereafter supply to the Advisor, promptly upon the preparation thereof, copies of all amendments or restatements of such document. Otherwise, the Advisor's rights under federal law allow termination of this contract without penalty within five (5) business days after entering into this contract. U.S. law also requires the Sub-Advisor to obtain, verify, and record information that identifies each person or entity that opens an account. The Sub-Advisor will ask for the Trust's legal name, principal place of business address, and Taxpayer ID or other identification number, and may ask for other identifying information.

THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY
BLANK


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

TOUCHSTONE ADVISORS, INC.



BY:     /s/Steven M. Graziano          BY:     /s/Tim Paulin
        Steven M. Graziano             Name:   Tim Paulin
        President                      Title:  Vice President


TODD ASSET MANAGENT LLC



BY:     /s/John J. White
Name:   John J. White
Title:  Partner/Senior Portfolio Manager